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                                                                EXHIBIT 23(A)



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


      As independent public accountants, we hereby consent to the use of our report dated October 9, 1996 with respect to the financial statement of Riggs Preferred Capital and to all references to our Firm included in the Prospectus constituting part of this Registration Statement on Form S-11.



/s/ Arthur Andersen LLP
Arthur Andersen LLP

Washington, D.C.
October 9, 1996


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